UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2004, the Board of Directors of Mayor’s Jewelers, Inc. (the “Company”) appointed Lawrence R. Litowitz to serve as Interim Chief Financial Officer and the principal accounting officer of the Company, and reassigned the current officer performing such duties. The appointment of Mr. Litowitz is considered interim until a permanent chief financial officer is selected. Under the terms of an executive services agreement, Mr. Litowitz will be entitled to receive $24,000 per month during the term of his engagement with the Company, which will last for not less than 90 days.

Mr. Litowitz, age 53, brings more than 30 years of experience in the financial and accounting area as both an entrepreneur and a chief financial officer. From 2000 until the present, Mr. Litowitz has been a partner at the firm of Tatum CFO Partners. His responsibilities at Tatum include performing CFO functions for cutting edge high tech and rapidly growing clients. From 1997 though 2000, Mr. Litowitz was the founder and Senior Vice President of Master Collision Repair, Inc. where he was responsible for all financial and operational controls and the implementation of the comprehensive reporting systems. Prior to 1997, Mr. Litowitz was Chief Financial Officer of Galen Associates, Inc., which managed several private equity funds. Mr. Litowitz has significant expertise in finance across multiple industries, including retail. He has also worked with the American Institute of CPA’s (AICPA).

Item 8.01. Other Events.

The Registrant issued a Press Release on December 17, 2004 announcing the acceptance by The American Stock Exchange (AMEX) of a compliance plan submitted by Mayor’s pursuant to which Mayor’s intends to regain full compliance with the continued listing standards of the AMEX by December 30, 2004. A copy of the Press Release is attached to this Report as an Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

As described in Item 8.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release of the Company dated December 17, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ Thomas A. Andruskevich
		Name:	Thomas A. Andruskevich
Dated: December 17, 2004		Title:	President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated December 17, 2004.

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